                                                          Exhibit 28(ii)(f)



                                   FORM 11-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1994
                          --------------------------------------------------

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________________ to _______________________

Commission file number                         1-2116
                       -------------------------------------------------------





                    SAVINGS PLAN FOR SALARIED EMPLOYEES OF
                       AMERICAN OLEAN TILE COMPANY, INC.
                              1000 Cannon Avenue
                              Lansdale, PA  19446
                           (Full title of the Plan)















                       ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                        Lancaster, Pennsylvania  17604
              (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                 Page No.
                                                                 -------

Item 1.  Statements of Net Assets                                   4
         ------------------------

         September 30, 1994 and 1993


Item 2.  Statements of Changes in Plan Equity
         ------------------------------------
           for Participants                                         5-7
           ----------------

            (a)  Year ended September 30, 1994
            (b)  Year ended September 30, 1993
            (c)  Year ended September 30, 1992



Notes to Financial Statements                                       8-11
- -----------------------------

Item 3.  Independent Auditors' Report                               12
         ----------------------------


                                   SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

                                    AMERICAN OLEAN TILE COMPANY, INC.
                                    SAVINGS PLAN FOR SALARIED EMPLOYEES



March 24, 1995                      By:     /s/ Michael J. Farley
                                       -------------------------------------
                                       Michael J. Farley
                                       Chairperson, Employee Benefits
                                         Administrative Authority for the
                                         American Olean Tile Company, Inc.,
                                         Savings Plan for Salaried Employees

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY
                           Statements of Net Assets
                          September 30, 1994 and 1993


                                     1994

                                                                                             Asset    Asset
                Commingled  Specialized  Money       Fixed    Armstrong   "OTC"     Asset     Mgr.     Mgr.      Loan
                  Equity      Equity     Market     Income      Stock   Portfolio  Manager   Income   Growth   Portfolio
                   Fund        Fund       Fund       Fund       Fund       Fd.      Fund      Fund     Fund      Fund       Total
                ----------  ----------  --------  -----------  -------  --------  --------  -------  --------  --------  -----------

Assets:

Investments in
 master trust
 at fair value
 (note 3)       $1,266,140  $2,508,818  $386,345  $10,986,093  $93,825  $231,492  $136,309  $86,261  $114,092  $400,699  $16,210,074

                ----------  ----------  --------  -----------  -------  --------  --------  -------  --------  --------  -----------


  Total assets  $1,266,140  $2,508,818  $386,345  $10,986,093  $93,825  $231,492  $136,309  $86,261  $114,092  $400,699  $16,210,074

                ----------  ----------  --------  -----------  -------  --------  --------  -------  --------  --------  -----------


Plan equity     $1,266,140  $2,508,818  $386,345  $10,986,093  $93,825  $231,492  $136,309  $86,261  $114,092  $400,699  $16,210,074

                ==========  ==========  ========  ===========  =======  ========  ========  =======  ========  ========  ===========


                                     1993

                                                                                             Asset    Asset
                Commingled  Specialized  Money       Fixed    Armstrong   "OTC"     Asset     Mgr.     Mgr.      Loan
                  Equity      Equity     Market     Income      Stock   Portfolio  Manager   Income   Growth   Portfolio
                   Fund        Fund       Fund       Fund       Fund       Fd.      Fund      Fund     Fund      Fund       Total
                ----------  ----------  --------  -----------  -------  --------  --------  -------  --------  --------  -----------

Assets:

Investments in
 master trust
 at fair value
 (note 3)       $1,344,427  $2,250,245  $379,911  $10,423,771  $47,845  $175,265  $     80  $    --  $ 17,153  $423,830  $15,062,527

                ----------  ----------  --------  -----------  -------  --------  --------  -------  --------  --------  -----------


  Total assets  $1,344,427  $2,250,245  $379,911  $10,423,771  $47,845  $175,265  $     80  $    --  $ 17,153  $423,830  $15,062,527

                ----------  ----------  --------  -----------  -------  --------  --------  -------  --------  --------  -----------


Plan equity     $1,344,427  $2,250,245  $379,911  $10,423,771  $47,845  $175,265  $     80  $    --  $ 17,153  $423,830  $15,062,527

                ==========  ==========  ========  ===========  =======  ========  ========  =======  ========  ========  ===========


See accompanying notes to financial statements.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                     Statements of Changes in Plan Equity
                Years Ended September 30, 1994, 1993, and 1992


                                     1994

                                                                                            Asset    Asset
                Commingled  Specialized  Money       Fixed    Armstrong   "OTC"     Asset    Mgr.     Mgr.      Loan
                  Equity      Equity     Market     Income      Stock   Portfolio  Manager  Income   Growth   Portfolio
                   Fund        Fund       Fund       Fund       Fund       Fd.      Fund     Fund     Fund      Fund       Total
                ----------  ----------  --------  -----------  -------  --------  --------- -------  --------  --------  -----------

Plan equity at
 October 1,
 1993           $1,344,427  $2,250,245  $379,911  $10,423,771  $47,845  $175,265  $     80 $    --  $ 17,153  $423,830  $15,062,527
                ----------  ----------  --------  -----------  -------  --------  -------- -------  --------  --------  -----------

Increases in
 plan equity:
  Contributions    150,243     348,055    97,377      503,274   24,197    49,110    16,577   6,175    26,507        --    1,221,515
  Dividends         49,197     235,582    14,498           --    2,038    10,178     6,318   3,829     1,546        --      323,186
  Interest           3,485      10,873     2,020      781,273       88       665        77      22       697        --      799,200

  Realized gain
   (loss) on
   investments
   (note 3)         25,528       8,108        --           --    2,523    (2,385)   (1,953)   (105)      (44)       --       31,672
  Unrealized
   depreciation
   of investments  (28,451)   (265,483)       --           --   (2,562)   (6,072)   (6,785) (3,817)   (1,196)       --     (314,366)
  Loan activity,
   net             (28,243)    (26,926)  (30,254)      51,581    1,133     2,884       735   1,041      (645)   28,694           --
  Transfers (to)
   from other
   employee plans
   of Armstrong
   World
   Industries,
   Inc.              3,792      24,651   (14,041)       7,226   13,362    (4,555)       --      --    (1,119)  (51,825)     (22,509)
                ----------  ----------  --------  -----------  -------  --------  -------- -------  --------  --------  -----------

                   175,551     334,860    69,600    1,343,354   40,779    49,825    14,969   7,145    25,746   (23,131)   2,038,698
                ----------  ----------  --------  -----------  -------  --------  -------- -------  --------  --------  -----------

Decreases in plan
 equity:
  Benefits paid   (104,101)   (284,290)  (29,592)    (455,164)  (6,656)   (6,736)     (412)     --    (4,200)       --     (891,151)
  Interfund
   transfers,
   net            (149,737)    208,003   (33,574)    (325,868)  11,857    13,138   121,672  79,116    75,393        --           --
                ----------  ----------  --------  -----------  -------  --------  -------- -------  --------  --------  -----------

                  (253,838)    (76,287)  (63,166)    (781,032)   5,201     6,402   121,260  79,116    71,193        --     (891,151)
                ----------  ----------  --------  -----------  -------  --------  -------- -------  --------  --------  -----------

Plan equity at
 September 30,
 1994           $1,266,140  $2,508,818  $386,345  $10,986,093  $93,825  $231,492  $136,309 $86,261  $114,092  $400,699  $16,210,074
                ==========  ==========  ========  ===========  =======  ========  ======== =======  ========  ========  ===========

See accompanying notes to financial statements.                      (Continued)

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued


                                     1993

                                                                                                     Asset
                        Commingled  Specialized  Money       Fixed    Armstrong   "OTC"     Asset     Mgr.      Loan
                          Equity      Equity     Market     Income      Stock   Portfolio  Manager   Growth   Portfolio
                           Fund        Fund       Fund       Fund       Fund       Fd.      Fund      Fund      Fund       Total
                        ----------  ----------  --------  -----------  -------  --------  --------  --------  --------  -----------
Plan equity at
 October 1, 1992        $1,205,383  $1,397,522  $461,412  $10,144,449  $21,271  $     --  $     --  $    --   $275,100  $13,505,137
                        ----------  ----------  --------  -----------  -------  --------  --------  --------  --------  -----------

Increases in plan
 equity:
  Contributions            157,397     268,666    76,458      623,188   12,670    27,550        80       591        --    1,166,600
  Dividends                 39,894     194,534    12,385           --    1,054    13,252        --        --        --      261,119
  Interest                   4,374       8,879     2,992      828,198       21       915        --        46        --      845,425

  Realized gain(loss) on
   investments (note 3)     20,198         919        --           --      (52)      162        --        --        --       21,227
  Unrealized
   appreciation
   (depreciation)
   of investments           90,326     296,726        --           --   12,140    (3,087)       --       164        --      396,269
  Loan activity, net       (26,357)    (18,752)  (25,237)     (71,144)     311     2,548        --        71   138,560           --
  Transfers (to) from
   other employee benefit
   plans of Armstrong
   World Industries Inc.     1,478      76,216        --        8,930    2,576    11,638        --        --    10,170      111,008
                        ----------  ----------  --------  -----------  -------  --------  --------  --------  --------  -----------

                           287,310     827,188    66,598    1,389,172   28,720    52,978        80       872   148,730    2,801,648
                        ----------  ----------  --------  -----------  -------  --------  --------  --------  --------  -----------

Decreases in plan equity:
  Benefits paid           (114,149)   (124,922)  (72,439)    (924,027)  (1,051)   (7,670)       --        --        --   (1,244,258)

  Interfund transfers,
  net                      (34,117)    150,457   (75,660)    (185,823)  (1,095)  129,957        --    16,281        --           --
                        ----------  ----------  --------  -----------  -------  --------  --------  --------  --------  -----------

                          (148,266)     25,535  (148,099)  (1,109,850)  (2,146)  122,287        --    16,281        --   (1,244,258)

                        ----------  ----------  --------  -----------  -------  --------  --------  --------  --------  -----------

Plan equity at
 September 30, 1993     $1,344,427  $2,250,245  $379,911  $10,423,771  $47,845  $175,265  $     80  $ 17,153  $423,830  $15,062,527
                        ==========  ==========  ========  ===========  =======  ========  ========  ========  ========  ===========

See accompanying notes to financial statements.                      (Continued)

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                     OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued


                                     1992

                                Commingled    Specialized       Money         Fixed       Armstrong        Loan
                               Equity Fund    Equity Fund    Market Fund   Income Fund   Stock Fund   Portfolio Fund      Total
                               -----------    -----------    -----------   -----------   ----------   --------------   -----------
Plan equity at October 1,
 1991                           $  897,517     $1,079,119    $  437,425    $ 9,247,970    $    --       $  230,494     $11,892,525
                                ----------     ----------    ----------    -----------    -------       ----------     -----------
Increases in plan equity:
  Contributions                    144,238        205,304        82,848        708,363      5,387               --       1,146,140
  Dividends                         39,528        160,851        17,977             --        436               --         218,792
  Interest                             780          8,144            --        851,354         --           42,349         902,627

  Realized gain (loss) on
   investments (note 3)              6,188           (319)           --             --         (3)              --           5,866
  Unrealized appreciation
   (depreciation) of
   investments                      60,139        (50,625)           --             --     (3,582)              --           5,932

  Transfers from (to)
   other employee benefit
   plans of Armstrong World
   Industries, Inc.                 78,421         20,620        27,440         58,510     18,779            6,380         210,150
                                ----------     ----------    ----------    -----------    -------       ----------     -----------

                                   329,294        343,975       128,265      1,618,227     21,017           48,729       2,489,507
                                ----------     ----------    ----------    -----------    -------       ----------     -----------

Decreases in plan equity:
  Benefits paid                    (76,406)       (72,564)      (11,693)      (716,136)       (41)              --        (876,840)
  Fees                                  --             --           (35)           (20)        --               --             (55)
  Interfund transfers, net          54,978         46,992       (92,550)        (5,592)       295           (4,123)             --
                                ----------     ----------    ----------    -----------    -------       ----------     -----------
                                   (21,428)       (25,572)     (104,278)      (721,748)       254           (4,123)       (876,895)
                                ----------     ----------    ----------    -----------    -------       ----------     -----------

Plan equity at September
 30, 1992                       $1,205,383     $1,397,522    $  461,412    $10,144,449    $21,271       $  275,100     $13,505,137
                                ==========     ==========    ==========    ===========    =======       ==========     ===========

See accompanying notes to financial statements.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                         Notes to Financial Statements


(1)  Summary of Significant Accounting Policies
     ------------------------------------------

     (a)  Basis of Presentation
          ---------------------

          The accompanying financial statements have been prepared on the accrual basis.

     (b)  Investments in Master Trust
          ---------------------------

          The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at contract value which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

          Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

          Realized gains and losses on investments are determined by the average cost method.

     (c)  Expenses
          --------

          All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

(2)  Plan Description
     ----------------

     The Plan is a defined contribution plan, the purpose of which is to provide a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees of American Olean Tile Company, Inc. (the Company), a wholly-owned subsidiary of Armstrong World Industries, Inc. (Armstrong). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     Participants may contribute to the Plan in each of the following methods:

     1. Up to 15%, but not less than 2%, of their compensation as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

     2.   Up to 10%, but not less than 2%, of their compensation.

     Until December 31, 1989, the Company made a matching contribution to the Plan in an amount equal to 50% of a participant's contribution, up to $400 per calendar year. Effective January 1, 1990, the matching Company contribution feature was discontinued.

     In the event of a withdrawal during employment of amounts attributable to before-tax contributions, a participant will not be permitted to resume making contributions until the first day of January, April, July, or October which follows twelve months from the date of the withdrawal.

     In the event of a withdrawal during employment of amounts attributable to after-tax contributions, a participant will not be permitted to resume making contributions until the first day of the following January, April, July, or October.

     Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' and Company-matching contributions together with allocated dividends, interest, realized gains (losses) on investments, and unrealized appreciation (depreciation) of investments.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                  Notes to Financial Statements, (Continued)


     Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

     Under the rules of the Plan, a participant may borrow up to 50% of his or her account other than amounts attributable to after-tax contributions or amounts invested in the Armstrong Stock Fund attributable to Company-matching contributions, subject to a $50,000 maximum, with the approval of the Plan Administrator. The amount of the loan is transferred to a loan portfolio fund pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Company in accordance with prevailing interest rates. Loan repayments are made by payroll deductions or in a manner agreed to by the participant and the Plan Administrator.

(3)  Investments in Master Trust
     ---------------------------

     Through the Plan year ended September 30, 1991, assets of the Plan were held in a Master Trust administered by Wachovia Bank and Trust Co., N.A., as Trustee. Effective October 1, 1991, the Company appointed the Fidelity Management Trust Co. as the new Trustee of the Plan. The investment options offered to Plan participants by Fidelity are comparable to those which were made available by Wachovia, except that the Plan permitted an investment option in Armstrong common stock effective October 1, 1991.

     Assets in the Master Trust, administered by Fidelity, are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

     The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1994, there were 203 active participants in this investment fund.

2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1994, there were 292 active participants in this investment fund.

3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1994, there were 149 active participants in this investment fund.

4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1994, the interest rates ranged between 5.69% and 12.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30,1994, there were 531 active participants in this investment fund.

5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1994, there were 57 active participants in this investment fund. Common stock shares held by the fund at September 30, 1994 and 1993 were 2,163 and 1,149, respectively.

6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1994, there were 47 active participants in this investment fund.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                  Notes to Financial Statements, (Continued)


7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1994, there were 19 active participants in this investment fund.

8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1994, there were 3 active participants in this investment fund.

9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1994, there were 33 active participants in this investment fund.

10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1994, there were 134 loans outstanding.

The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1994 and 1993:

                               September 30, 1994            September 30, 1993
                               ------------------            ------------------
    Investment                 Cost     Fair Value           Cost     Fair Value
    ----------                 ----     ----------           ----     ----------
Commingled equity       $ 1,144,126    $ 1,266,140    $ 1,193,962    $ 1,344,427
Specialized equity        2,528,200      2,508,818      2,004,144      2,250,245
Money market                386,345        386,345        379,911        379,911
Fixed income             10,986,093     10,986,093     10,423,771     10,423,771
Armstrong stock              87,829         93,825         39,287         47,845
OTC portfolio               240,651        231,492        178,352        175,265
Asset manager               143,094        136,309             80             80
Asset manager income         90,078         86,261             --             --
Asset manager growth        115,124        114,092         16,989         17,153
Loan portfolio              400,699        400,699        423,830        423,830
                        -----------    -----------    -----------    -----------
                        $16,122,239    $16,210,074    $14,660,326    $15,062,527
                        ===========    ===========    ===========    ===========

The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1994, 1993, and 1992 are presented below:

                                Aggregate       Aggregate        Realized
                                ---------       ---------        --------
      1994                       Proceeds            Cost     Gain (Loss)
      ----                       --------            ----     -----------
Commingled equity                $304,239        $278,711        $ 25,528
Specialized equity                585,116         577,008           8,108
Armstrong stock                     8,409           5,886           2,523
OTC portfolio                      68,779          71,164          (2,385)
Asset manager                      36,646          38,599          (1,953)
Asset manager income                2,906           3,011            (105)
Asset manager growth               23,364          23,408             (44)
                               ----------        --------        --------
                               $1,029,459        $997,787        $ 31,672
                               ==========        ========        ========

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY
                  Notes to Financial Statements, (Continued)



     1993                       Aggregate       Aggregate        Realized
     ----                       ---------       ---------        --------
                                 Proceeds            Cost     Gain (Loss)
                                 --------            ----     -----------
Commingled equity                $233,149        $212,951        $ 20,198
Specialized equity                252,641         251,722             919
Armstrong stock                     2,396           2,448             (52)
OTC portfolio                      16,404          16,242             162
                                 --------        --------        --------
                                 $504,590        $483,363        $ 21,227
                                 ========        ========        ========
     1992
     ----

Commingled equity                $ 93,842        $ 87,654        $  6,188
Specialized equity                 77,944          78,263            (319)
Armstrong stock                        41              44              (3)
                                 --------        --------        --------
                                 $171,827        $165,961        $  5,866
                                 ========        ========        ========

(4)  Benefits
     --------

     Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

     If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

(5)  Obligation for Benefits
     -----------------------

     All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or insurance contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

     Except as may be provided in an insurance contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

(6)  Federal Income Taxes
     --------------------

     The Internal Revenue Service has made a determination that the Plan has complied with the requirements of ERISA and, therefore, is qualified under the provisions of Section 401(a) of the Internal Revenue Code and is exempt from federal income tax.

Independent Auditors' Report



The Executive Committee
American Olean Tile Company, Inc.:


We have audited the accompanying statements of net assets of the Savings Plan for Salaried Employees of American Olean Tile Company, Inc. (the Plan) as of September 30, 1994 and 1993, and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of September 30, 1994 and 1993, and the changes in its plan equity for each of the years in the three-year period ended September 30, 1994, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG PEAT MARWICK LLP



Philadelphia, Pennsylvania
January 20, 1995

                                 EXHIBIT INDEX


24  Consent of Independent Auditors

                        Consent of Independent Auditors
                        -------------------------------


The Executive Committee
American Olean Tile Company, Inc.:


We consent to incorporation by reference in the Registration Statement
No. 33-60070 on Form S-8 of Armstrong World Industries, Inc. of our report dated January 20, 1995 relating to the statements of net assets of the Savings Plan for Salaried Employees of American Olean Tile Company, Inc. as of September 30, 1994 and 1993 and the related changes in plan equity for each of the years in the three-year period ended September 30, 1994, which report is included herein.

KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
March 23, 1995